CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Forum Funds and to the use of our report dated June 15, 2015 on the financial statements and financial highlights of Monongahela All Cap Value Fund, a series of shares of beneficial interest in the Forum Funds.  Such financial statements and financial highlights appear in the April 30, 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

August 24, 2015